UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth below under Item 5.07 with respect to the amendment to the Lindblad Expeditions Holdings, Inc. 2021 Long-Term Incentive Plan is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of the Company was held on June 4, 2025. As of the record date, April 8, 2025, we had outstanding and entitled to vote at the 2025 Annual Meeting 54,586,397 shares of common stock and 62,000 shares of Series A Preferred Stock (representing an aggregate of 8,586,210 shares of common stock for such purposes) for an aggregate total of 63,172,607 votes. A total of 52,493,057 shares of the Company’s common stock and common share equivalents of the Company’s preferred stock, constituting a quorum, were represented in person or by proxy at the 2025 Annual Meeting.

The Company’s stockholders voted on four proposals at the 2025 Annual Meeting. The final results of the votes regarding each proposal are set forth below.

Proposal No. 1.  Election of Directors: The Company’s stockholders elected Elliott Bisnow, Annette Reavis, Alexander P. Schultz and Thomas S. (Tad) Smith as Class A directors to serve terms expiring at the annual meeting of stockholders to be held in 2028, and Andy Stuart, as Class B Director to serve a term expiring at the annual meeting of stockholder to be held in 2026, and, in each instance, until their successors have been elected and qualified. The voting results regarding this proposal are set forth below:

Name	For	Withheld	Broker Non-Votes
Elliott Bisnow	46,243,692	1,967,026	4,282,339
Annette Reavis	47,312,158	898,560	4,282,339
Alexander P. Schultz	45,970,922	2,239,796	4,282,339
Thomas S. (Tad) Smith	45,970,922	3,092,402	4,282,339
Andy Stuart	47,199,374	1,011,344	4,282,339

Proposal No. 2.  Advisory Resolution on Executive Compensation: The Company’s stockholders approved, on an advisory basis, the 2024 compensation of the Company’s named executive officers disclosed in the Executive Compensation section and the related tables, notes and narrative in the Proxy Statement. The voting results regarding this proposal are set forth below:

For	Against	Abstain	Broker Non-Votes
39,627,579	7,309,085	1,274,051	4,282,342

Proposal No. 3.  The approval of an amendment to the Lindblad Expeditions Holdings, Inc. 2021 Long-Term Incentive Plan: The Company’s stockholders approved the amendment to the Lindblad Expeditions Holdings, Inc. 2021 Long-Term Incentive Plan to increase the number its common shares reserved under the plan by 4,600,000 shares. The voting results regarding this proposal are set forth below:

For	Against	Abstain
38,809,835	8,007,714	1,393,166

Proposal No. 4.  The Ratification of the Appointment of the Company’s Independent Registered Certified Public Accounting Firm for Fiscal Year 2025: The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for fiscal year 2025. The voting results regarding this proposal are set forth below:

For	Against	Abstain
50,228,832	1,858,935	405,290

Item 9.01(d):	Financial Statements and Exhibits.
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.
Exhibit 10.1	Amendment to the Lindblad Expeditions Holdings, Inc. 2021 Long Term Incentive Plan. *

*	Management compensatory agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

June 5, 2025	By:	/s/ Frederick Goldberg
Frederick Goldberg, Chief Financial Officer